Exhibit 5.1

October 1, 2014

Reference: 98279/1
CARDIOME PHARMA CORP. 6190 Agronomy Rd., Suite 405 Vancouver, B.C., Canada, V6T 1Z3

RE:	CARDIOME PHARMA CORP. – Registration Statement on Form S-8

Dear Sirs/Mesdames:

We have acted as Canadian counsel for CARDIOME PHARMA CORP., a corporation incorporated under the federal laws of Canada (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-8 (the “Registration Statement”) of 500,000 common shares of the Company (the “Option Plan Shares”) which are reserved for issuance pursuant to options granted or to be granted under or otherwise governed by the Company’s Amended Incentive Stock Option Plan, as amended (the “Option Plan”). This opinion is being delivered at your request.

For the purpose of this opinion we have reviewed such corporate records of the Company and such other documents as we have deemed appropriate to give this opinion.

We have assumed the genuineness of all signatures, the legal capacity of all individuals and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles thereof, and the completeness and accuracy of the corporate records in our possession as of the date hereof.

Based upon and subject to the foregoing, we are of the opinion that the Option Plan Shares have been duly authorized and when issued and paid for in accordance with the terms of the Option Plan, will be validly issued, fully paid and non-assessable common shares in the capital of the Company.

The opinion expressed in this letter is subject to the following exceptions and qualifications:

(a)	we do not express any opinion with respect to the laws of any jurisdiction other than British Columbia and the laws of Canada specifically applicable; and

(b)	our opinion is based on legislation and regulations in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Blake, Cassels & Graydon LLP